Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of Zoom Telephonics, Inc. on Form S-1 of our report dated March 24, 2015, with respect to our audits of the financial statements of Zoom Telephonics, Inc. as of December 31, 2014 and 2013 and for the years then ended, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ MARCUM LLP

Marcum llp
Boston, Massachusetts
May 28, 2015